Consent of Independent Registered Public Accounting Firm
The Board of Directors of
Allianz Life Insurance Company of New York:

We consent to the use of our report, dated March 29, 2018, on the financial statements of Allianz Life Insurance Company of New York, included herein and to the references to our firm under the heading "Financial Statements" in the prospectus.
/s/ KPMG LLP
Minneapolis, Minnesota
 April 17, 2018
Consent of Independent Registered Public Accounting Firm
The Board of Directors of
Allianz Life Insurance Company of New York:

We consent to the use of our report, dated March 26, 2018, on the financial statements of Allianz Life of NY Variable Account C of Allianz Life Insurance Company of New York (comprised of the sub-accounts listed in the appendix of our report) as of December 31, 2017, and for each of the years or periods listed in the appendix of our report, incorporated by reference herein and to the references to our firm under the heading "Financial Statements" in the prospectus.
/s/ KPMG LLP
Minneapolis, Minnesota
 April 17, 2018